Exhibit 8.1

List of Subsidiaries of

Pactera Technology International Ltd.文思海辉技术有限公司(the “Registrant”)

	Name of Company	Jurisdiction of Incorporation
Subsidiary
1.	AllianceSPEC Pte. Ltd.	a Singapore company
2.	Pactera Singapore Pte. Ltd.	a Singapore company
3.	Pactera Systems (Hong Kong) Limited	a Hong Kong company
4.	Pactera Holdings Spain, S.L.	a Spain company
5.	Pactera Technologies NA, Inc.	a Delaware, USA company
6.	DMK International, Inc.	a Delaware, USA company
7.	Pactera Technology Japan Co., Ltd.	a Japan company
8.	VanceInfo Technologies Inc.	a Cayman Islands company
9.	BearingPoint Assets Pty Limited	a Australian company
10.	BearingPoint Holdings Pty Limited	a Australian company
11.	BearingPoint Group Pty Limited	a Australian company
12.	BearingPoint Pty Limited	a Australian company
13.	BearingPoint Services Pty Limited	a Australian company
14.	Pactera Technology Spain, S.L.	a Spanish company
15.	NouvEON Technology Partners, Inc.	a North Carolina, USA company
16.	Pactera Technology Limited	a British Virgin Islands Company
17.	VanceInfo Japan Inc.	a Japan company
18.	Pactera Technologies, Inc.	a Delaware, USA company
19.	Pactera Technologies Australia Pty Ltd.	an Australian company
20.	VanceInfo Singapore Pte. Ltd.	a Singapore company
21.	Pactera Malaysia Inc. Sdn. Bhd.	a Malaysia company
22.	Pactera Financial Solutions Limited	a British Virgin Islands Company
23.	Pactera (Hong Kong) Limited	a Hong Kong company
24.	Lifewood Technology Limited	a Hong Kong company
25.	Lifewood Data Technology Limited	a Hong Kong company
26.	TP (Hong Kong) Limited	a Hong Kong company
27.	TP Consultants Limited	a Hong Kong company
28.	TP (Taiwan) Limited	a Hong Kong company
29.	TP Teleservices Limited	a Hong Kong company
30.	Insurance Systems Laboratory Co., Ltd.	a Japan company
31.	Pactera Financial Service Limited	a Hong Kong company
32.	Dalian Pactera Technology Limited	a PRC company
33.	Shenzhen Pactera Systems Limited	a PRC company
34.	Chengdu Pactera Technology Limited	a PRC company
35.	HiSoft Services (Beijing) Ltd.	a PRC company
36.	Shanghai HURO Digital Technology Co., Ltd.	a PRC company
37.	Shenzhen Pactera Information Limited	a PRC company
38.	Wuxi Pactera Technology Limited	a PRC company
39.	HiSoft Jinxin Technology (Beijing) Co., Ltd.	a PRC company
40.	Beijing Horizon Information & Technology Co., Ltd.	a PRC company
41.	Wuxi HiSoft Technology Training Co., Ltd.	a PRC company
42.	Beijing Glorycube Technology Co., Ltd.	a PRC company
43.	Pactera Data Service (Shanghai) Limited	a PRC company
44.	Shenzhen Pactera Technology Limited	a PRC company
45.	VanceInfo Technologies Limited	a PRC company
46.	Lifewood Data Technology (Dongguan) Limited	a PRC company
47.	TP Software Technology (Shanghai) Co., Ltd.	a PRC company
48.	Pactera Technology Limited	a PRC company
49.	Beijing Data Pioneer Information Technology Co., Ltd.	a PRC company
50.	Beijing Sunwin Corporation Limited	a PRC company
51.	Beijing Viatt Information Technology Co., Ltd.	a PRC company
52.	Beijing VanceInfo Airsoft Technology Ltd.	a PRC company
53.	Shanghai Pactera Software Technology Limited	a PRC company
54.	Shanghai Pactera Technology Limited	a PRC company
55.	Nanjing Pactera Technology Limited	a PRC company
56.	Suzhou VanceInfo Creative Software Technology Limited	a PRC company
57.	Beijing Kang Pu Wei Century Information Technology Co., Ltd.	a PRC company